EXHIBIT 12.  STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING

                           OPERATIONS TO FIXED CHARGES

                     ELI LILLY AND COMPANY AND SUBSIDIARIES
                              (Dollars in millions)


                                                                   Years Ended December 31,
                                            --------------------------------------------------------------------
                                               2001           2000          1999          1998           1997
                                            --------------------------------------------------------------------
Consolidated pretax
  income from continuing
  operations before
  extraordinary item...................     $ 3,552.1      $ 3,858.7     $  3,245.4     $ 2,665.0     $ 2,901.1

Interest from continuing
  operations and other
  fixed charges........................         208.1          225.4          213.1         198.3         253.1

Less interest capitalized
  during the period from
  continuing operations...............          (61.5)         (43.1)         (29.3)        (17.0)        (20.4)
                                            -------------------------------------------------------------------

Earnings..............................      $ 3,698.7      $ 4,041.0     $  3,429.2     $ 2,846.3     $ 3,133.8
                                            ===================================================================


Fixed charges(1)......................      $   208.1      $   225.4     $    213.2     $   200.5     $   256.8
                                            ===================================================================

Ratio of earnings to
  fixed charges.......................           17.8           17.9           16.1          14.2          12.2
                                            ===================================================================



(1) Fixed charges include interest from continuing operations for all years presented and preferred stock dividends for 1997 through 1999.